Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 2, 2014, by and among Momentive Specialty Chemicals Inc., a New Jersey corporation (the “Successor Issuer”), Hexion Nova Scotia Finance ULC, a Nova Scotia unlimited liability company (the “Co-Issuer” and, together with the Successor Issuer, the “Issuers”), the Guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Hexion Finance Escrow LLC, a Delaware limited liability company, and Hexion Escrow Corporation, a Delaware corporation, have heretofore executed and delivered to the Trustee an indenture (the “Existing Indenture”), dated as of January 29, 2010, providing for the issuance of 8.875% Senior Secured Notes due 2018 (the “Notes”), initially in the aggregate principal amount of $1,000,000,000;

WHEREAS, Hexion U.S. Finance Corp., a Delaware corporation (the “Initial Issuer”), the Successor Issuer, the Co-Issuer and the Guarantors have heretofore executed and delivered to the Trustee (i) a Supplemental Indenture, dated as of January 29, 2010 (the “Supplemental Indenture”) and (ii) a Second Supplemental Indenture, dated as of January 14, 2013, providing for the issuance of additional notes in the aggregate principal amount of $200,000,000 (the “Second Supplemental Indenture” and, together with the Existing Indenture and the Supplemental Indenture, the “Indenture”);

WHEREAS, on the date hereof, the Initial Issuer merged with and into the Successor Issuer, with the Successor Issuer as the surviving entity (the “Merger”);

WHEREAS, pursuant to Section 5.01(b) of the Indenture, the Successor Issuer is obligated to expressly assume all of the obligations of the Initial Issuer under the Indenture and the Notes by entering into a supplemental indenture (the “Assumption”);

WHEREAS, pursuant to 9.01(ii) of the Indenture, the Successor Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to provide for the Assumption;

WHEREAS, the Successor Issuer has delivered an Officers’ Certificate and Opinion of Counsel to the Trustee stating that the Merger complies with the Indenture;

WHEREAS, the Successor Issuer has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Successor Issuer has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Agreement to Assume Obligations. The Successor Issuer hereby agrees to unconditionally assume the Initial Issuer’s obligations under the Indenture and the Notes and to be bound by all other provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Initial Issuer under the Indenture and the Notes.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

MOMENTIVE SPECIALTY CHEMICALS INC.

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

HEXION NOVA SCOTIA FINANCE ULC

By:	/s/ George F. Knight

Name:	George F. Knight
Title:	Vice President and Treasurer

BORDEN CHEMICAL FOUNDRY, LLC

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

MOMENTIVE INTERNATIONAL INC.

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

MOMENTIVE SPECIALTY CHEMICALS INVESTMENTS INC.

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

[Signature Page to Supplemental Indenture (Senior Secured Notes)]

MOMENTIVE CI HOLDING COMPANY (CHINA) LLC

By:	Lawter International Inc., as sole managing member

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

HSC CAPITAL CORPORATION

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

LAWTER INTERNATIONAL INC.

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

OILFIELD TECHNOLOGY GROUP, INC.

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

NL COOP HOLDINGS LLC

By:	/s/ Ellen G. Berndt

Name:	Ellen G. Berndt
Title:	Vice President and Secretary

[Signature Page to Supplemental Indenture (Senior Secured Notes)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger

Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Supplemental Indenture (Senior Secured Notes)]